UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 17, 2016

URBAN EDGE PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland	No. 001-36523	47-6311266
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 13, 2016, Urban Edge Properties, a Maryland real estate investment trust (the "Company"), held its 2016 Annual Meeting of Shareholders (the "Meeting"). As of March 16, 2016, the record date for shareholders entitled to vote at the Meeting, there were 99,378,266 common shares of beneficial interest, par value $0.01 per share (the “Shares”), outstanding and entitled to vote. Of the Shares entitled to vote at the Meeting, 90,952,083 or approximately 91.52% of the Shares were present or represented by proxy. There were four matters presented and voted on. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.

Proposal 1. Election of two nominees to serve on the Board of Trustees until the Company's annual meeting of shareholders in 2018 and until their successors are duly elected.

Nominee	For	Withheld	Broker Non-Votes
Steven H. Grapstein	86,841,407	708,626	3,402,050
Amy B. Lane	85,805,065	1,744,968	3,402,050

Proposal 2. Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year 2016.

	For	Against	Abstain
Votes Cast	90,742,815	170,295	38,973

Proposal 3. Non-binding advisory resolution on executive compensation.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	83,042,447	4,460,736	46,850	3,402,050

Proposal 4. Non-binding proposal regarding the frequency of future advisory votes on executive compensation.

	1 Year	2 Years	3 Years	Abstain
Votes Cast	77,038,388	45,228	10,320,860	3,402,050

In addition to the two nominees who were re-elected at the Meeting to serve on the Company's Board of Trustees, Jeffrey S. Olson, Michael A. Gould, Steve Guttman, Kevin P. O'Shea and Steven Roth continue to serve as Trustees after the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: May 17, 2016	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President, General Counsel and Secretary